Exhibit 99.1

SETTLEMENT AGREEMENT

Glenn M. Karisch, attorney ad litem for certain Unit Holders of the TEL Offshore Trust specified below, RNR Production Land and Cattle Company Inc., Albert Speisman, Joyce E. Speisman, and The Bank of New York Mellon Trust Company, N.A., solely in its capacity as the Corporate Trustee of the TEL Offshore Trust, enter this Settlement Agreement.  For and in consideration of the premises and the mutual promises set forth herein, the Parties agree as follows:

I.             DEFINITIONS

1.1          “AAL Parties” means the Unit Holders of the TEL Offshore Trust who were served by publication in the Litigation and did not answer or appear that Ad Litem was appointed to represent.

1.2          “Agreement” means this Settlement Agreement, together with all its terms, conditions, premises, and promises, including the exhibits.  In this Agreement, the singular includes the plural and vice versa; likewise, the disjunctive includes the conjunctive and vice versa.

1.3          “Ad Litem” means Glenn M. Karisch, as attorney ad litem for the AAL Parties, as defined herein.

1.4          “All Claims” means all existing, known and unknown claims, demands, obligations, grievances and causes of action, of any nature whatsoever, whether based on statute, rule, regulation, code, contract, equity, tort, rules of professional conduct or otherwise, in any manner claimed, owned, held, or possessed by a Party, any of the AAL Parties, or any past or current Unit Holder arising from, due to, or relating to the Trust, the TEL Partnership, or the Litigation as defined below, or that have been brought or could have been brought in the Litigation, including, without limitation, all claims, demands, lawsuits, debts, accounts, covenants, agreements, actions, cross-actions, liabilities, co-trustee liability, obligations, grievances, losses, costs, expenses, remedies, accounting, and causes of action of any nature, whether in contract, in equity or in tort, or based upon fraud, negligence, gross negligence or misrepresentations, breach of Trust Agreement, intentional conduct, bad faith, breach of duty or common law, breach of fiduciary duty, breach of duty of trust, breach of duty of disclosure, or arising under or by virtue of any judicial decision, statute or regulation, including the Texas Trust Code, including Texas Trust Code Sections 114.001 and 114.008, for past, present, known, and unknown injuries, property or economic damage, and all other losses and damages of any kind to the Plaintiffs, the Trust estate, or the beneficiaries or Unit Holders of the Trust, including but not limited to the following: all actual damages; all exemplary and punitive damages; all interest or penalties of any kind, including without limitation any tax liabilities, interest or penalties; fee forfeiture; damage to business reputation; lost profits or good will; consequential damages; damages ensuing from loss of credit; and, prejudgment and post judgment interest, costs and attorney’s fees, and  all elements of damages, all remedies, and all claims, demands, and causes of action that are not currently recognized by law but that may be created or recognized in the future by any manner.

1.5          “Allocation Agreement” means the Allocation of Settlement Proceeds Agreement between Ad Litem, RNR, and the Speismans dated April 18, 2017.

1.6          “BNYM” or “Trustee” means The Bank of New York Mellon Trust Company, N.A., solely in its capacity as the Corporate Trustee of the TEL Offshore Trust.

1.7          “Court” means the Travis County Probate Court No. 1.

1.8          “Effective Date” means the last date that any Party signs this Agreement.

1.9          “First Severed Action” means Cause No. C-1-PB-16-000096 styled In re: TEL Offshore Trust, in the Probate Court No. 1 of Travis County, Texas.

1.10        “Fourth Severed Action” means the severed action to be created pursuant to Paragraph 3.2 below.

1.11        “Litigation” means the Original Action, the First Severed Action, the Second Severed Action, the Third Severed Action, and the Fourth Severed Action, as defined herein, and any other severed action or proceeding that arises from or relates to the Original Action, the First Severed Action, the Second Severed Action, the Third Severed Action, or the Fourth Severed Action.  “Litigation” includes Cause No. 16-0994; In re Trustees of the TEL Offshore Trust, Relators, In the Supreme Court of Texas (the “Supreme Court Mandamus Proceeding”) and Cause No. 93-16-00764-CV; In re Trustees of the TEL Offshore Trust, Relators, in the Third Court of Appeals, Austin, Texas (the “Court of Appeals Mandamus Proceeding”).

1.12        “Original Action” means Cause No. C-1-PB-14-001245, styled In Re TEL Offshore Trust, in the Probate Court No. 1 of Travis County, Texas.

1.13        “Parties” mean Ad Litem, RNR, the Speismans, and BNYM, as defined herein.

1.14        “Party” means any one or more of the Parties.

1.15        “Plaintiffs” means Ad Litem, RNR, and the Speismans, as defined herein.

1.16        “QSF Administrator” means Karl Johnson as the Administrator and Trustee of the Qualified Settlement Fund, as defined herein, and any successor administrator or trustee of the Qualified Settlement Fund.

1.17        “Qualified Settlement Fund” and “QSF” mean the fund established by the Order Establishing TEL Offshore Trust Qualified Settlement Fund and Appointing Trustee and Administrator, dated January 20, 2017, and entered in the Original Action, and then severed into the Third Severed Action, as defined herein.

1.18        “RNR” means RNR Production Land and Cattle Company.

1.19        “Second Severed Action” means Cause No. C-1-PB-17-000121, styled In Re TEL Offshore Trust, in the Probate Court No. 1 of Travis County, Texas.

1.20        “Segregated Fund” means the funds in the segregated account holding the proceeds from the TEL Partnership’s sale of the net profits interest pursuant to the Final Judgment and Order dated January 15, 2016, in Cause No. C-1-PB-16-000096.

1.21        “Segregated Fund Transfer” has the meaning set forth in paragraph 4.1

1.22        “Settlement Payment” has the meaning set forth in paragraph 4.1

1.23        “Speismans” means Al Speisman and Joyce Speisman.

1.24        “TEL Partnership” means the TEL Offshore Trust Partnership.

1.25        “TEL Partnership Agreement” means the agreement(s) creating and law governing the TEL Partnership.

1.26        “Third Final Judgment” means the final judgment described in Paragraph 3.2.

1.27        “Third Severed Action” means Cause No. C-1-PB-17-000132 styled In Re TEL Offshore Trust Qualified Settlement Fund, in the Probate Court No. 1 of Travis County, Texas.

1.28        “Trade Termination Date” means the last date on which the purchase, sale or transfer of units of the Trust are permitted.

1.29        “Trust” means the TEL Offshore Trust.

1.30        “Trust Agreement” means the TEL Offshore Trust Agreement.

1.31        “Unit Holder” and “Unit Holders” means any and all current or former holders of units in the Trust.

II.            RECITALS

2.1          As described in their pleadings in the Litigation, Plaintiffs contend that Trustee breached its fiduciary duties and acted intentionally, in bad faith, with reckless indifference and/or with gross negligence and thereby caused damages to the Trust estate and the beneficiaries of the Trust.  Trustee denies that it breached fiduciary duties or committed any other wrongs and further contends that some or all of their claims are barred by various affirmative defenses including the statute of limitations and other defenses.

2.2          Plaintiffs and Trustee acknowledge that the claims between them are disputed.  The Parties desire to avoid the cost and uncertainty of further litigation and to provide for a complete settlement of all claims between them, on the terms stated herein.  In entering this Agreement no Party admits liability or damages.

III.          COURT APPROVAL, FINAL JUDGMENT AND SEVERANCE

3.1          The Parties expressly acknowledge and agree that this Agreement is conditioned on the Court approving it.  The Agreement will be binding only if and when the Court approves it.

3.2          Within five days after the Effective Date, Ad Litem will file in the Original Action the following motions (which may be combined into one or more pleadings and in addition to one or more other pleadings that Ad Litem may file):  (a) motion for Court approval of this Agreement; (b) motion for a final judgment as to BNYM, and (c) motion to sever the final judgment into a separate action, (“Fourth Severed Action”).  Ad Litem will obtain a hearing on these motions and timely serve them and any notice of hearing in accordance with the Court’s orders regarding service dated September 28, 2015 and January 21, 2016.  The Parties jointly will ask the Court to approve this Settlement

Agreement, enter a final judgment dismissing with prejudice the claims that have been brought by Plaintiffs against the Trustee or by the Trustee against Plaintiffs, or that could have been brought in the Litigation (“Third Final Judgment”), and then to sever the Third Final Judgment into a separate action (the “Fourth Severed Action”) for finality.

3.3          Within three business days after the Court enters the Third Final Judgment, Trustee shall file a motion to dismiss the Supreme Court Mandamus Proceeding with prejudice.

IV.          PAYMENTS AND TRANSFERS INTO QUALIFIED SETTLEMENT FUND

4.1          Within 5 business days after the Court has approved this Agreement and the Third Final Judgment has become final and non-appealable (that is, the time for appeal and the exhaustion of all appeals has expired), Trustee will, pursuant to the order approving this Agreement: (a) irrevocably pay $4,000,000 (the “Settlement Payment”) into the Qualified Settlement Fund, and (b) pursuant to paragraph 6.12 irrevocably transfer  all funds remaining in the Segregated Fund into the Qualified Settlement Fund (the “Segregated Fund Transfer”).

4.2          Subject to Court approval, the Qualified Settlement Fund will be used as follows:

4.2.1       First, the QSF shall be used to pay: (1) Attorney Ad Litem compensation and expenses in the Litigation that are not paid from the Segregated Fund; (2) the attorneys’ fees and litigation expenses in the Litigation of RNR; and (3) the attorneys’ fees and litigation expenses in the Litigation of the Speismans.  All such compensation, fees and expenses shall be based on amounts approved by the Court, and the Court’s policies regarding attorneys’ fees and expenses shall be applied (including applying the court-approved rate for attorneys, which does not exceed $350 per hour).

4.2.2       Next, the QSF shall be used to pay the fees and expenses of Karl Johnson, trustee of the QSF, which shall include all costs and expenses incurred in the administration of the QSF and the distributions from the QSF including, without limitation, expenses incurred in obtaining a list of Unit Holders as necessary to provide notices and make distributions from the QSF, in amounts that are subject to the approval of the Court.

4.2.3       Finally, the remainder of the QSF shall, as approved by the Court, be distributed to the Unit Holders as set forth in the Allocation Agreement.

4.3          If the Court orders any change to the use of the QSF provided in paragraphs 4.2.1, 4.2.2 and/or 4.2.3 above, that change shall not provide any basis for withdrawing from the settlement or for terminating or challenging the enforceability of the Parties’ settlement and the releases and judgment contemplated herein.

4.4          The Settlement Payment is the only payment that the Trustee shall be required to pay, directly or indirectly pursuant to this Agreement.  Neither Ad Litem, AAL Parties, RNR, nor the Speismans will request any further payments or reimbursements from the Trustee.  If the Trustee is ordered by the Court to make any payment other than the Settlement Payment to any person or entity, the Court, or any fund, then the Trustee shall not be required to pay the Settlement Payment and this Agreement shall be null and void.  For the purposes of this paragraph, the Segregated Fund Transfer, any expenses the Trustee incurs as it deems appropriate under Section 5, and the Trustee’s agreements in paragraphs 6.7, 6.8,  6.9 and 6.10 are not considered to be direct or indirect payments. Further, the Trustee is responsible for paying the fees that it has incurred in the ordinary course of business, which it has contractually agreed to pay to non-parties to this Agreement, such as the fees of its own counsel, Andrews Kurth Kenyon, LLP and Thompson & Knight, LLP, and the fees of its accountants, and such payments are not grounds for excusing or modifying any of the Trustee’s obligations under this Agreement.

4.5          Plaintiffs will not request that the Court tax any fees or expenses against Trustee in the Third Final Judgment or otherwise.

4.6          Once Trustee has made the Settlement Payment and the Segregated Fund Transfer as set forth in this Agreement and has taken the actions set forth in Sections V and VI, below, the Trustee shall have no further obligations or duties under the Trust Agreement to the Unit Holders and no further liability to Unit Holders.  At that time the Unit Holders’ sole rights by virtue of their status as Unit Holder or former Unit Holder shall be their rights to receive any distribution from the QSF in accordance with the Allocation Agreement as approved by the Court.

4.7          Trustee is obligated to make the Segregated Fund Transfer pursuant to this Agreement and the Court order approving this Agreement and shall have no liability for making the Segregated Fund Transfer.  In addition, the Trustee shall have no liability for how the QSF, including the Segregated Fund Transfer and Settlement Payment, is allocated or distributed.  Trustee shall have no involvement or duties with respect to the QSF and no control over the QSF.  The allocation of the QSF, including the Segregated Fund Transfer and the Settlement Payment, shall not affect the effectiveness of the releases or the Third Final Judgment provided for herein.

V.            TERMINATION OF TRUST

5.1          As soon as practicable but no later than 5 business days after the Effective Date, Trustee will, at the Trustee’s sole expense as it may deem appropriate, prepare and file such motions requesting the Court to: (a)  modify and terminate the Trust by the later of 5:00 p.m. Eastern Daylight Saving Time on June 30, 2017 or 5 business days after the Court has approved this Agreement and the Third Final Judgment has become final and non-appealable (that is, the time for appeal and the exhaustion of all appeals has expired); and (b) specify the Trade Termination Date, which shall be the later of 5:00 p.m Eastern Daylight Saving Time on June 30, 2017 or 5 business days after the Court has approved this Agreement and the Third Final Judgment has become final and non-appealable (that is, the time for appeal and the exhaustion of all appeals has expired), after which the purchase, sale or other transfer of units of the Trust shall no longer be permitted. Trustee shall, at its sole expense, as it may deem appropriate, file or cause to be filed, notices or other filings required under Federal securities laws or other applicable laws in connection with the termination of the Trust and/or establishment of the Trade Termination Date and take such actions as reasonably necessary to implement the Trade Termination Date as established by the Court and the limitation on any further purchase, sale or other transfer of units of the Trust.

VI.          RELEASES AND OTHER AGREEMENTS

6.1          For good and valuable consideration as set forth herein, the terms and sufficiency of which are hereby agreed to and acknowledged by Plaintiffs, Plaintiffs and AAL Parties hereby release and forever discharge Trustee, and its agents, representatives, counsel, insurers, heirs, successors and assigns from All Claims.  This release includes, without limitation, All Claims that have been brought in the Litigation, or which could have been brought, based on the facts and circumstances described in the pleadings, filings, depositions and discovery in the Litigation.  This release includes any claims that the Segregated Fund Transfer should not have been made or that the Trust should not have been modified or terminated.  This release does not, however, include any claims arising from any debts, extensions of credit by and between Trustee and Plaintiffs, their agents, representatives, counsel, insurers, heirs, successors and assigns, or any Unit Holders, unrelated to the TEL Offshore Trust or the Lawsuit.  This release is contingent upon and does not become effective until all the following have occurred: (a) the Court has approved this Agreement; and (b) Trustee has irrevocably paid the Settlement Payment and the Segregated Fund Transfer as provided for herein.  The release by the Speismans extends to All Claims that could have been or could ever be asserted in the future not only by the Speismans, but also by their agents, assigns, family members, heirs, executors, administrators, attorneys, or any entity in which they have a financial interest of 10% or more.  The release by RNR extends to All Claims that could have been or could ever be asserted in the future not only by RNR but also by its owners, officers, directors, employees, agents, attorneys, affiliates, predecessors, successors, assigns, or any entity in which it has a financial interest of 10% or more.

6.2          Ad Litem sought damages payable to the Trust estate for the benefit of all beneficiaries, not just those that sued, and the alleged damages, by Court order, were not limited to the interests of the AAL Parties or any other beneficiaries that actually sued.  Trustee is settling all of those claims and all of those claims are released by virtue of this Agreement and any judgment entered pursuant thereto, including the Third Final Judgment.

6.3          For good and valuable consideration, the terms and sufficiency of which are hereby agreed to and acknowledged by Trustee, Trustee hereby releases and forever discharges Plaintiffs, their agents, representatives, counsel, insurers, heirs, successors and assigns, and all Unit Holders from All Claims.  This release includes All Claims that have been brought in the Litigation, or which could have been brought, based on the facts and circumstances described in the pleadings, filings, depositions and discovery in the Litigation.  This release does not, however, include any claims arising from any debts, extensions of credit by and between Trustee and any Plaintiffs, their agents, representatives, counsel, insurers, heirs, successors and assigns, or any Unit Holders, unrelated to the TEL Offshore Trust or the Litigation.  This release is contingent upon and does not become effective until all the following have occurred: (a) the Court has approved this Agreement; and (b) Trustee has irrevocably paid the Settlement Payment as provided for herein.

6.4          It is the express intention of the Parties that Trustee and any person or entity entitled to the benefits of the releases herein will never have to pay, directly or indirectly, anything as damages to the Plaintiffs or anyone else bound by this Agreement by reason of any injury or harm allegedly arising out of or relating to the Trust, the TEL Partnership, or the facts and claims in the Litigation beyond the consideration provided herein.

6.5          The above releases shall not release any Party from the Party’s obligations under this Agreement.

6.6          Ad Litem, RNR and the Speismans will not oppose an application for discharge filed by Trustee in the Court.

6.7          Trustee agrees to dismiss with prejudice the Supreme Court Mandamus Proceeding currently pending before the Texas Supreme Court.

6.8          Trustee agrees to not oppose any application for payment of fees or expenses presented by Ad Litem, RNR and/or the Speismans from the Segregated Fund or the QSF.

6.9          Trustee agrees to release any claim for repayment of any loan or other extension of credit to the Trust by Trustee and/or any affiliate of Trustee (“Loans”) and waives any claim for reimbursement or payment on the Loans out of the QSF and/or the Segregated Fund.  Trustee represents that it has authority to release and waive any claim regarding the Loans.

6.10        Trustee agrees to withdraw any application or claim for payment of funds out of the QSF or the Segregated Fund and shall not make any further application for payment of funds out of the QSF or the Segregated Fund.    Without court order, Trustee shall make no payments from the Segregated Fund to anyone other than the Ad Litem, RNR, the Speismans, the QSF Administrator or the mediator.

6.11        Trustee releases any claims against the Segregated Fund or the QSF, shall have no interest in the Segregated Fund or the QSF, and shall not be party to the Third Severed Action or any other proceeding or matter dealing with the QSF.

6.12        Upon payment of Ad Litem’s and any other court-approved fees and expenses that are to be paid from the Segregated Fund, any remaining balance in the Segregated Fund shall be transferred to the QSF pursuant to a Court order and distributed as provided in the Allocation Agreement or as otherwise determined by the Court.  Nothing herein is intended to restrict payment of any other court-approved fees and expenses from the Segregated Fund or the QSF.

6.13        No Party and no relative, employee, attorney, agent or affiliate of a Party, shall buy, sell or otherwise transfer or acquire any units in the Trust on or after April 18, 2017.

6.14        The Parties acknowledge and agree that terms of this Agreement are subject to Court approval.  Ad Litem cannot act without Court approval.  Any provisions of this agreement obligating Karl Johnson as the QSF Administrator, shall not be binding on Karl Johnson without his consent.  In the event Karl Johnson does not consent, the parties will cooperate to ask the Court to appoint a successor QSF Administrator as needed.

VII.         REPRESENTATIONS AND WARRANTIES

7.1          The Parties represent to one another that before executing this Agreement, they became fully informed of the terms, contents, conditions and effect of this Agreement; that in making this settlement, they have had full information to the extent provided by Trustee and the benefit of the advice of attorneys of their choosing and that no promise or representation of any kind has been made to one Party by another Party or by anyone acting on its behalf except as is expressly stated in this Agreement.  The Parties have relied solely on their own judgment and the advice of their counsel in making this settlement and fully understand that this is a full, complete and final release and settlement.

7.2          The Parties acknowledge and agree that in entering this Agreement, they are not relying on any statement or representation of any nature whatsoever other than what is contained in this Agreement.  In making this express disclaimer of reliance, the Parties represent that they are represented by counsel and have conferred with counsel about the scope and effect of this disclaimer.  They further represent and warrant that they will not later contend that this Agreement either was procured by fraud or resulted from any misrepresentation, negligent or otherwise.

7.3          The Parties represent and warrant that the persons signing below are legally and mentally competent to sign this Agreement.  The Parties other than the Ad Litem further represent and warrant that they are duly authorized and empowered to bind any entity or person for which they have signed below, and possess all requisite consents, approvals and/or authorizations to execute and deliver this instrument in all capacities stated herein.  Ad Litem represents and warrants that, subject to and upon receiving court approval and subject to any possible court determination that he does not have such authority, he has the authority to bind the AAL Parties to this Agreement and the Third Final Judgment.

7.4          The Parties acknowledge the adequacy of the consideration for this Agreement.

7.5          Ad Litem, RNR and the Speismans make no representation as to the effectiveness of the releases or the Third Final Judgment as to persons other than Ad Litem, RNR, the Speismans and the AAL Parties.

7.6          Trustee represents that it will seek from the Individual Trustees and any other necessary persons all approvals necessary to carry out Trustee’s agreements and obligations hereunder.  Any failure of the Trustee to obtain such approvals shall not excuse Trustee from its obligations under this Agreement.

VIII.       MISCELLANEOUS

8.1          This Agreement contains the entire agreement between the Parties with regard to the matters set forth herein.  There are no other understandings or agreements, verbal or otherwise, in relation thereto between the Parties except as expressly set forth in this Agreement and, as between the Plaintiffs, the Allocation Agreement.  This Agreement replaces the Mediation Settlement Agreement between the Parties dated April 18, 2017, which is attached hereto as Exhibit “A” and is fully merged into this Agreement.

8.2          Trustee agrees that any judicial determination, in the Supreme Court Mandamus Proceeding or otherwise, that Ad Litem does not have authority to bring the claims he has brought on behalf of the AAL Parties shall not affect the binding effect of this Agreement and shall not be grounds for any Party to seek to withdraw from this Agreement or to limit their obligations under this Agreement—including, without limitation, the releases provided for in this Agreement, the obligation to make the Settlement Payment into the QSF or the obligation to pay the funds in the Segregated Fund into the QSF—in any way.  Further, any such determination shall not be the basis for claiming that Ad Litem has breached any representation or warranty in this Agreement.

8.3          The Parties agree to cooperate fully and to execute any and all supplementary documents and take all additional actions that may be necessary or appropriate to give full force and effect to the terms and intent of this Agreement, which are not inconsistent with its terms.

8.4          This Agreement shall be construed and interpreted in accordance with the laws of the State of Texas.  Should any legal action be brought by any party to enforce or construe this Agreement or that otherwise concerns or touches upon the terms of this Agreement, venue of that cause of action shall lie exclusively in the Probate Court No. 1 of Travis County, Texas.

8.5          It is expressly understood and agreed that by entering this Agreement, the Parties do not admit any liability to each other or to any other person, firm, or entity for any or all claims arising out of, related to or due to the facts and claims in the Litigation.  The entering into of this Agreement shall not be held or deemed to be an admission by any Party of any liability arising out of, related to or due to the Litigation.

8.6          It is agreed that this Agreement is contractual and not merely recital.

8.7          This Agreement is executed in multiple originals.  This Agreement may be executed in any number of counterparts and all of such counterparts shall constitute one agreement that shall be binding upon the Parties, notwithstanding that each Party may not have executed the same counterpart.  A signature transmitted by facsimile, email or other electronic means shall be deemed an original signature for all purposes.

8.8          This paragraph applies to any persons bound by this release whose agreement would be governed by Section 1542 of the Civil Code of the State of California (“California residents”).  Section 1542 provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The release contained in this Agreement extends to claims to which the California residents do not know or suspect to exist in their favor, which if known by them, would have materially affected their decision to enter into the releases contained in this Agreement.  Each California resident acknowledges that it is familiar with Section 1542 of the Civil Code of the State of California and expressly waives any rights and benefits under Section 1542.

IN WITNESS HEREOF, the Parties hereto have executed this Agreement, on the dates set forth below but effective as of the Effective Date.

/s/ Gerard F. Facendola

The Bank of New York Mellon Trust Company, N.A., solely in its capacity as the Corporate Trustee of the TEL Offshore Trust

Date:	05/12/2017

STATE OF NEW YORK	§
§
County of New York	§

BEFORE ME, the undersigned official, on this day personally appeared Gerard F. Facendola, an agent of The Bank of New York Mellon Trust Company, N.A., solely in its capacity as the Corporate Trustee of the TEL Offshore Trust (“the Bank”), known to me to be the person whose name is subscribed above and acknowledged to me that the Bank executed the foregoing instrument for the purposes and consideration expressed; that the Bank executed the same of its own free will and voluntary act and deed after having it fully explained to it, after having read it fully; and that same was executed by the Bank without any threat, force, fraud, duress or representation of any kind by any person whomsoever.

SUBSCRIBED AND SWORN TO BEFORE ME this 12th day of May, 2017.

/s/ Maria Del C. Aita
Notary Public, State of New York
No. 01A16278271
Qualified in Queens County
Commission Expires March 25, 2021

/s/ Glenn M. Karisch

Glenn M. Karisch, in his capacity as Attorney Ad Litem for the Unit Holders of the TEL Offshore Trust who were served by publication and did not answer or appear in the Litigation

Date:	May 15, 2017

STATE OF TEXAS	§
§
COUNTY OF TRAVIS	§

BEFORE MF, the undersigned official, on this day personally appeared Glenn M. Karisch, attorney ad litem for the Unit Holders of the TEL Offshore Trust who were served by publication and did not answer or appear, known to me to be the person whose name is subscribed above and acknowledged to me that he executed the foregoing instrument for the purposes and consideration expressed; that he executed the same of his own free will and voluntary act and deed after having it fully explained to him, after having read it fully;·and that same was executed by him without any threat, force, fraud, duress or representation of any kind by any person whomsoever.

SUBSCRIBED AND SWORN TO BEFORE ME this 15th day of May, 2017.

/s/ Susan Poodiack
Notary Public, State of Texas
My Notary ID # 130844728
Expires September 30, 2020

RNR Production Land and Cattle Company

By:	/s/ Paul Willingham
Paul Willingham

Its: Chief Financial Officer

Date:	5/15/2017

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

BEFORE ME, the undersigned official, on this day personally appeared Paul Willingham, Chief Financial Officer of RNR Production Land and Cattle Company, known to me to be the person whose name is subscribed above and acknowledged to me that he executed the foregoing instrument for the purposes and consideration expressed; that he executed the same of his own free will and voluntary act and deed after having it fully explained to him, after having read it fully; and that same was executed by him without any threat, force, fraud, duress or representation of any kind by any person whomsoever.

SUBSCRIBED AND SWORN TO BEFORE ME this 15th day of May, 2017.

/s/ Barbara Bathurst
Notary Public, State of Texas
Comm. Expires 06-18-2020
Notary ID 823078

/s/ Albert Speisman 5/16/17
/s/ Albert Speisman, by Doug Brothers with permission
Albert Speisman

Date: May 15, 2017

STATE OF ILLINOIS	§
§
LAKE COUNTY	§

BEFORE ME, the undersigned official, on this day personally appeared Albert Speisman, known to me to be the person whose name is subscribed above and acknowledged to me that he executed the foregoing instrument for the purposes and consideration expressed; that he executed the same of his own free will and voluntary act and deed after having it fully explained to him, after having read it fully; and that same was executed by him without any threat, force, fraud, duress or representation of any kind by any person whomsoever.

SUBSCRIBED AND SWORN TO BEFORE ME this 16 day of May, 2017.

/s/ Loredana F. Ghinea
Notary Public, State of Illinois
My Commission Expires: 06/08/17

/s/ Joyce Speisman 5/16/17
/s/ Joyce E. Speisman, by Doug Brothers with permission
Joyce E. Speisman

Date: May 15, 2017

STATE OF ILLINOIS	§
§
LAKE COUNTY	§

BEFORE ME, the undersigned official, on this day personally appeared Joyce E. Speisman, known to me to be the person whose name is subscribed above and acknowledged to me that she executed the foregoing instrument for the purposes and consideration expressed; that he executed the same of her own free will and voluntary act and deed after having it fully explained to her, after having read it fully; and that same was executed by her without any threat, force, fraud, duress or representation of any kind by any person whomsoever.

SUBSCRIBED AND SWORN TO BEFORE ME this 16 day of May, 2017.

/s/ Loredana F. Ghinea
Notary Public, State of Illinois
My Commission Expires: 06/08/17